UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 27, 2012

GRAND RIVER COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Michigan	333-147456	20-5393246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4471 Wilson Ave., SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 929-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Certain Officers

Effective January 27, 2012, the Board of Directors (“Board”) of Grand River Commerce, Inc. (“Company”) notified David H. Blossey of its intent not to renew Mr. Blossey’s employment contract as President and Chief Executive Officer of the Company’s wholly owned subsidiary, Grand River Bank (“Bank”), which was scheduled to expire on April 30, 2012. Compensation due Mr. Blossey per the terms of the contract will continue to be paid until the expiration date of the contract.

(c)	Appointment of Certain Officers

On December 20, 2011, the Bank entered into an employment agreement with Patrick K. Gill to become the President and Chief Executive Officer of the Bank effective February 1, 2012, subject to approval by the State of Michigan Office of Financial and Insurance Regulation (“OFIR”). Approval was received by OFIR on January 11, 2012. Mr. Gill assumed the duties of President and Chief Executive Officer of the Bank on February 1, 2012.

Mr. Gill, age 60, has over 30 years of experience in the banking industry.  He previously served as the President and Chief Executive Officer of OAK Financial and its subsidiary, Byron Bank, until it was acquired by Chemical Bank in 2010.  Before joining OAK Financial, Mr. Gill was President and Chief Executive Officer of Pavilion Bancorp, Inc. and its subsidiary, the Bank of Lenawee (now First Federal Bank of the Midwest), headquartered in Adrian, Michigan. Mr. Gill also served as Chairman of the Bank of Washtenaw, an Ann Arbor, Michigan-based de novo formed by Pavilion.

Mr. Gill’s employment agreement with the Bank is for a thirty-six (36) month term.  During this term, Mr. Gill is entitled to an initial base salary of $200,000 per year.  Mr. Gill is also entitled to participate in a management bonus program (currently there are none), our benefits programs, and receive certain other perquisites and reimbursements. In addition, Mr. Gill was awarded options to purchase 25,000 shares of the Company’s common stock at a price of $10.00 per share.

Pursuant to the terms of his employment agreement, Mr. Gill is prohibited from disclosing our confidential information.  The employment agreement also contains certain restrictions on competition and solicitation of customers or employees.  The employment agreement also contains provisions related to payments upon termination or a change of control.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release dated February 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND RIVER COMMERCE, INC.

February 2, 2012	By:	/s/ Robert P. Bilotti
Robert P. Bilotti President and Chief Executive Officer